UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 4, 2007

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On October 4, 2007, NovaDel Pharma Inc., a Delaware corporation (the “Company”), issued a press release titled “NovaDel to Present at BIO Investor Forum 2007” in San Francisco, California.

On October 10, 2007, Mr. Stephen B. Ratoff, the Company’s Chairman and interim President and Chief Executive Officer, plans to deliver NovaDel’s Corporate Presentation before a live audience at BIO Investor Forum 2007. A copy of the Corporate Presentation which is the basis of Mr. Ratoff’s presentation at the event is attached hereto as Exhibit 99.1 and the full text of the press release announcing NovaDel’s participation at the event is attached hereto as Exhibit 99.2. A copy of the Corporate Presentation is also available on the Company’s website under the Investor Relations section of www.novadel.com.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On October 10, 2007, Mr. Stephen B. Ratoff, the Company’s Chairman and interim President and Chief Executive Officer, plans to discuss the Company’s product pipeline at BIO Investor Forum 2007 in San Francisco, California. This discussion will include the Company’s progress, to date, regarding submission of a New Drug Application with the FDA in 2007 for zolpidem oral spray. Mr. Ratoff also intends to discuss the Company’s clinical efforts to advance sumatriptan oral spray and tizanidine oral spray, as well as, the Company’s plan for ropinirole oral spray. In addition, Mr. Ratoff will discuss the Company’s recent partnership with Par Pharmaceuticals for the advancement of ondansetron oral spray (i.e.: Zensana™.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	NovaDel Pharma Inc. Corporate Presentation dated October 10, 2007.

99.2	NovaDel Pharma Inc. press release dated October 4, 2007, titled “NovaDel to Present at Bio Investor Forum 2007.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/S/ MICHAEL E. SPICER
Name:	Michael E. Spicer
Title:	Chief Financial Officer & Corporate Secretary

Date: October 10, 2007